As filed with the Securities and Exchange Commission on May 2, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State of Incorporation)	(IRS Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

Noble Energy, Inc. 2017 Long-Term Incentive Plan

(Full title of the plan)

Kenneth M. Fisher Senior Vice President and Chief Financial Officer Noble Energy, Inc. 1001 Noble Energy Way Houston, Texas 77070 (281) 872-3100	Copies to: John Goodgame Akin Gump Straus Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5800
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	29,000,000 shares	$32.13	$931,770,000	$107,992.14

(1)	Registrant is registering 29,000,000 shares under the Noble Energy, Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”) pursuant to this Registration Statement.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the 2017 Plan to prevent dilution as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on the New York Stock Exchange for May 1, 2017.

EXPLANATORY NOTE

Noble Energy, Inc. (“Noble Energy,” “we,” “us” or “our”) is filing this Registration Statement to register 29,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share, reserved for issuance under the 2017 Long-Term Incentive Plan (the “2017 Plan”). The Board of Directors of Noble Energy recommended for approval and, on April 25, 2017, the stockholders of Noble Energy approved, the 2017 Plan to succeed the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended and restated (the “1992 Plan”). The 2017 Plan became effective on April 25, 2017 and replaced the 1992 Plan. No further awards will be granted under the 1992 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2017 Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Noble Energy with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017;

•	our Current Reports on Form 8-K as filed with the Commission on January 17, 2017 (Item 1.01 only), January 27, 2017, February 24, 2017, March 1, 2017, April 12, 2017, April 25, 2017 (Item 2.01 only), and April 26, 2017; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the Commission on August 28, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by Noble Energy with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Noble Energy’s bylaws provide indemnification of prior and current directors, officers, employees or agents. Noble Energy is to indemnify, to the fullest extent authorized by law, any director or officer of Noble who is made a party or threatened to be made to a party in any criminal, civil, administrative or investigative action or proceeding. Further, Noble Energy may indemnify an employee or agent who is made or threatened to be made a party to a criminal, civil, administrative, or investigative action or proceeding. In addition, Noble Energy, at its own expense, may maintain insurance to protect itself and directors, officers, employees or agents of Noble Energy or another enterprise against all expenses and liabilities, whether or not Noble Energy has the power to indemnify such individuals under the DGCL.

Should a director or officer be successful in any action, suit or proceeding, he or she must be indemnified by Noble Energy against expenses, including attorney’s fees, actually and reasonably incurred by the officer or director. Furthermore, Noble Energy may pay the expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition. However, Noble Energy must first receive an undertaking by the indemnified party to repay all expenses if it is ultimately determined that such indemnitee is not entitled to be indemnified. If the indemnitee is an employee or agent, then the upfront payment of expenses may be done under terms and conditions as Noble Energy deems appropriate.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the Exhibit Index on the page immediately following the signature page hereto, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 2nd day of May, 2017.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
David L. Stover Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David L. Stover, Kenneth M. Fisher and Arnold J. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on May 2, 2017.

Signature	Title

/s/ David L. Stover	Chairman of the Board, President and Chief Executive Officer
David L. Stover	(Principal Executive Officer)

/s/ Kenneth M. Fisher	Executive Vice President, Chief Financial Officer
Kenneth M. Fisher	(Principal Financial Officer)

/s/ Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller
Dustin A. Hatley	(Principal Accounting Officer)

/s/ Jeffrey L. Berenson	Director
Jeffrey L. Berenson

/s/ Michael A. Cawley	Director
Michael A. Cawley

/s/ Edward F. Cox	Director
Edward F. Cox

/s/ James E. Craddock	Director
James E. Craddock

Signature	Title

/s/ Thomas J. Edelman	Director
Thomas J. Edelman

/s/ Kirby L. Hedrick	Director
Kirby L. Hedrick

/s/ Scott D. Urban	Director
Scott D. Urban

/s/ William T. Van Kleef	Director
William T. Van Kleef

/s/ Molly K. Williamson	Director
Molly K. Williamson

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Noble Energy, Inc. (as amended through January 24, 2017), filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Event: January 23, 2017) filed on January 27, 2017 and incorporated herein by reference.

3.2	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (Date of Event: July 26, 2016) filed on July 28, 2016 and incorporated herein by reference.

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

10.1	Noble Energy, Inc. 2017 Long-Term Incentive Plan, included as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed on March 2, 2017 and incorporated herein by reference.

23.1*	Consent of Independent Registered Public Accounting Firm – KPMG LLP.

23.2*	Consent of Independent Petroleum Engineers and Geologists – Netherland, Sewell & Associates, Inc.

23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.